Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Larimar Therapeutics, Inc. of our report dated March 5, 2020, relating to the financial statements of Zafgen, Inc., which appears in Zafgen, Inc’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 2, 2020